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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



American Business Financial Services, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the definitive proxy statement to be mailed to the Company's stockholders on or about December 2, 2004 of our report dated October 8, 2004 relating to the consolidated financial statements and schedules of the Company appearing in the Company's 2004 Annual Report included in the Annual Report on Form 10-K/A (Amendment No. 2) for the year ended June 30, 2004.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP


Philadelphia, Pennsylvania
December 1, 2004